Exhibit 99.1

OPTIMIZERx Corporation Announces Third Quarter 2014 Financial Results

ROCHESTER, MI –November 13, 2014 – OPTIMIZERx Corp. (OTCQB: OPRX) announced today its financial results for the quarter and nine month periods ended September 30, 2014.

The Company reported total revenues of approximately $4.4 million for the nine month period, an increase of 40% over the same period in 2013, and $1.6 million in revenues for the 3rd Quarter, an increase of 18% over the same quarter last year.

Excluding noncash expenses, the company also generated approximately $136,000 of operating income within the 3rd quarter, 2014. Full financial results can be found in the Company’s quarterly filing on Form 10Q at www.sec.gov.

Other Highlights include:

•	New Rxs generated with e-coupons from OptimizeRx’s SampleMD platform during the 3rd quarter increased approximately 15% over those in the 2nd quarter

•	We continue to acquire new pharmaceutical manufacturers and brands promoting through our platforms including from Pfizer, AstraZenica, Bausch & Lomb, Auxilium, Activis, and Shire.

•	We continue to make progress in advancing negotiations with leading veterinary technology platforms and expect a beta launch in Q1 2015.

•	External technology issues involving our largest electronic platform that have adversely affected distributions through the first three quarters of 2014 have been resolved.

Management remains very excited about our core Rx e-coupon business, and expects acceleration to continue with the most recent launch of Quest Diagnostics, Allscripts PRO being auto turned on throughout its entire network in early 2015, the scheduled launch of other key EMR platforms in the first six months of 2015, and our joint pursuit of leading health systems with our pharmaceutical partners. We expect our active network to nearly double by the middle of 2015.

"Despite some technology issues outside of our control, we were pleased our core e-coupon business continued to grow quarter after quarter in 2014” said David Harrell, Chairman and CEO of OPTIMIZERx Corporation. “We expect revenue acceleration to continue and to further ramp up during the first half of 2015 as we launch new brands and new channels.”

The Company will be hosting a conference call to discuss its full financial results as follows:

Third Quarter 2014 Financial Results Conference Call Details:

Date: November 13, 2014

Time: 11:30 am Eastern Time

Participant Dial-In: 1(866) 593-0056 or 1(937) 641-0554

Conference ID: 32421148

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. There will also be an archived recording of the conference call available under the Investor Relations section of the company website at http://www.optimizerxcorp.com/investors/.

About OptimizeRx Corp
OptimizeRx Corp. (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies more effective ways to expand patient awareness, access and adherence to their medications. For more information, please go to www.optimizerxcorp.com or www.samplemd.com.

'SAFE HARBOR'
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

CONTACT:

OptimizeRx Corp

Doug Baker, CFO

(248) 651-6568 x807

dbaker@samplemd.com

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